Filed Pursuant to Rule 424(b)(2)
                                                      Registration No. 333-74432

Prospectus Supplement
(To Prospectus Supplement Dated November 26, 2002
and Prospectus Dated May 13, 2002)

                                1,116,096 SHARES
                          IMPAC MORTGAGE HOLDINGS, INC.
                                  COMMON STOCK

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Pursuant to a Sales Agency Agreement dated May 22, 2002, between Impac Mortgage
Holdings, Inc. (the "Company") and UBS Warburg LLC ("UBS Warburg"), which has been filed as an exhibit to a report on Form 8-K with the Securities Exchange Commission ("SEC") on May 24, 2002, and which is incorporated by reference herein, and an Amended and Restated Equity Distribution Agreement dated November 26, 2002 between the Company and UBS Warburg, which has been filed as an exhibit to a report on Form 8-K with the SEC on November 27, 2002, and which is incorporated by reference herein, during the three months ended December 31, 2002 the Company sold, through UBS Warburg, as agent of the Company, an aggregate of 1,116,096 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), pursuant to ordinary brokers' transactions on the American Stock Exchange (the "AMEX").

Gross Proceeds to Company ........................................   $12,096,907

Commission to Agent ..............................................   $   362,907

Net Proceeds to Company ..........................................   $11,733,635

On December 31, 2002 the last reported sales price
      of the Common Stock on the AMEX was ........................   $     11.50

Note: SEC Fees were not used in arriving at any of the above figures.

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Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

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                                   UBS Warburg

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              THIS PROSPECTUS SUPPLEMENT IS DATED JANUARY 14, 2003